EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of WPP Group plc and the effectiveness of WPP Group plc’s internal control over financial reporting dated June 9, 2008, appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chartered Accountants and Registered Auditors

London, England

July 31, 2008